UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Marvin’s Place, Inc.
(Name of small business issuer in its charter)

Nevada	4783	20-8789451
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13245 Sunnyslope Dr.
Chino Hills, CA 91709
(626) 208-1350
(Address and telephone number of principal executive offices)

13245 Sunnyslope Dr.
Chino Hills, CA 91709
(626) 208-1350
(Address of principal place of business or intended principal place of business)

Randall Henderson, Esq.
1957 Paloma Pasadena, California 91104-4820
Voice (626) 798-9832 Fax (626) 794-0025
(Name, address and telephone number of agent for service)

Copies to:
Randall Henderson, Esq.
1957 Paloma
Pasadena, California 91104-4820

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]_________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_____________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_____________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.05	$75,000.00	46.05

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

Marvin’s Place, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Marvin’s Place, Inc. (Marvins or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Chong Kim, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Randall Henderson, Esq. Trust Account fbo Marvin’s Place, Inc.  All subscription funds will be held in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Marvin’s Place, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title "Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) ninety days from the effective date of this prospectus.  The Company may extend the offering period beyond ninety days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Marvin’s Place, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000
	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Marvin’s Place, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is June 28, 2007

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS                                                                                                                                                     4

SUMMARY INFORMATION AND RISK FACTORS                                                                                                                                          4

USE OF PROCEEDS                                                                                                                                          10

DETERMINATION OF OFFERING PRICE                                                                                                                                          11

DILUTION                                                                                                                                          11

PLAN OF DISTRIBUTION                                                                                                                                          12

LEGAL PROCEEDINGS                                                                                                                                          13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS13

SECURITY OWNERSHIP OF CERTAIN BENEFIACAL OWNERS AND MANAGEMENT14

DESCRIPTION OF SECURITIES                                                                                                                                          14

INTEREST OF NAMED EXPERTS AND COUNSEL                                                                                                                                          15

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                                                                                                                                          15

ORGANIZATION WITHIN LAST FIVE YEARS                                                                                                                                          16

DESCRIPTION OF BUSINESS                                                                                                                                          16

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION                                                                                                                                          21

DESCRIPTION OF PROPERTY                                                                                                                                          22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                                                                                                          22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS22

EXECUTIVE COMPENSATION                                                                                                                                          23

FINANACAL STATEMENTS                                                                                                                                          24

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                                                                                                                                                     35

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                                                                                                                          35

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                                                                                                                          35

RECENT SALES OF UNREGISTERED SECURITIES                                                                                                                                          35

EXHIBITS                                                                                                                                                     37

UNDERTAKINGS                                                                                                                                                     37

SIGNATURES                                                                                                                                                     38

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Marvin’s Place, Inc. ("Marvins" or the "Company"), incorporated in the State of Nevada on April 11, 2007, is a development stage company with the principal business objective of becoming a premier franchisor of retail shipping, postal, courier and business service centers by providing a wide range of convenient, value-added business services to consumers, mobile and traveling professionals and the small office/home office market.

The Company was founded based on the need of individuals and companies to have dependable, consistent and professional business service centers where they can obtain a wide variety of benefits such as packaging, shipping, copy and print assistance, mailbox locations, email retrieval, delivery and messenger couriers and convenient office supplies.  It is our goal to become the most dependable, consistent and professional business service center available to the public.  We will recognize that each customer we will serve has different needs, requirements and concerns pertinent to their business.  Our primary customer service goal is to tailor specific solutions to suit each particular customer’s needs and concerns.

Marvin’s Place, Inc. is attempting to become fully operational.  In order to generate revenues, we must address the following areas:

1.  Develop and Implement a Marketing Plan:  In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan.  We intend print media and the internet to be the focus of our marketing and sales efforts.  To date, we have no marketing or sales initiatives or arrangements.  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

2.  Develop Business-to-Business Relationships:  We intend to build profitable, value-oriented relationships between the multiple large businesses and corporations.

3.  Create Customer Loyalty:  The financial rewards of customer loyalty run deep and increase the financial stability of any business.  We intend to market to our customers and potential customers with the industries best customer relations management team implementing a well-developed customer relations plan.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.  Since our inception to the present, we have not generated any significant revenues and have incurred a cumulative net loss as indicated in our financial statements. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months, of which there can be no guarantee. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Marvin’s Place, Inc. currently has one officer and director, who is the same individual.  This individual allocates time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 2,000,000 shares of $0.001 par value common stock issued and outstanding.

Marvin’s Place, Inc.’s operations and corporate offices are located at 13245 Sunnyslope Dr., Chino Hills, CA 91709, with a telephone number of (626) 208-1350.

Marvin’s Place, Inc.’s fiscal year end is December 31.

THE OFFERING

Marvin’s Place, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "Randall Henderson, Esq. Trust Account fbo Marvin’s Place, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised. No interest shall be paid to any investor or to the Company.  All subscription agreements and checks are irrevocable and should be delivered Randall Henderson, Esq. fbo Marvin’s Place, Inc.  Failure to do so will result in checks being returned to the investor, who submitted the check.  Marvin’s Place, Inc.’s trust agent, Randall Henderson, Esq., acts as legal counsel for Marvin’s Place, Inc. and is therefore may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Marvin’s Place, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company.  The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) one hundred eighty (180) days from the date of this prospectus.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Marvin’s Place, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Marvin’s Place, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.
Statements of operations data

Inception April 11, 2007 thru April 30, 2007
Revenue	$-

Cost of Sales	-

Gross Margin	-

Expenses:
Depreciation	-
General and administrative expenses	3,000
Total Expenses	3,000
Net Income (Loss)	$3,000

Inception April 11, 2007 thru April 30, 2007
Revenue	$-

Cost of Sales	-

Gross Margin	-

Expenses:
Depreciation	-
General and administrative expenses	3,000
Total Expenses	3,000
Net Income (Loss)	$3,000

Inception April 11, 2007
 thru April 30, 2007

Revenue

$
-

Cost of Sales

-

Gross Margin

-

Expenses:

Depreciation

-

General and administrative expenses

3,000

Total Expenses

3,000

Net Income (Loss)

$
3,000

Inception April 11, 2007 thru April 30, 2007
Revenue	$-

Cost of Sales	-

Gross Margin	-

Expenses:
Depreciation	-
General and administrative expenses	3,000
Total Expenses	3,000
Net Income (Loss)	$3,000

Inception April 11, 2007 thru April 30, 2007
Revenue	$-

Cost of Sales	-

Gross Margin	-

Expenses:
Depreciation	-
General and administrative expenses	3,000
Total Expenses	3,000
Net Income (Loss)	$3,000

Balance sheets data

April 30, 2007 AUDITED
ASSETS
Current Assets
Cash	$2,000
Total current assets	2,000

Other Assets
Investments	$-
Total Other Assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	$-

Stockholders’ Equity

Preferred stock	-
Common stock	2,000
Additional paid-in capital	3,000
(Deficit) accumulated during development stage	(3,000)

Total stockholder's equity	2,000

Total liabilities and stockholder's equity	$2,000
April 30, 2007 AUDITED
ASSETS
Current Assets
Cash	$2,000
Total current assets	2,000

Other Assets
Investments	$-
Total Other Assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	$-

Stockholders’ Equity

Preferred stock	-
Common stock	2,000
Additional paid-in capital	3,000
(Deficit) accumulated during development stage	(3,000)

Total stockholder's equity	2,000

Total liabilities and stockholder's equity	$2,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Marvin’s Place, Inc.’s operations depend solely on the efforts of Chong Kim, the sole officer and director of the Company.  Mr. Kim has no experience related to public company management, nor as a principal accounting officer. Because of this, Mr. Kim may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

Mr. Kim is involved in other employment opportunities and may periodically face a conflict in selecting between Marvin’s Place, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Kim to other pursuits without a sufficient warning, we may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Chong Kim, our sole director and executive officer beneficially owns 100% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mr. Kim would retain 83.33% ownership in our common stock.  In the event the maximum offering is attained, Mr. Kim will own 57.14% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception,

we have no demonstrable operations record of substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in its chosen business area. In the opinion of our sole officer and director, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.   However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan will result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are significantly larger, have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Marvin’s Place, Inc. has limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated sufficient cash from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations on a consistent basis as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such outcome presents a risk of complete loss of investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  All of our issued and outstanding common stock is currently held by Chong Kim, our sole officer and director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Our sole shareholder, Chong Kim, who also serves as our sole officer and director, acquired a total of 2,000,000 restricted shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 2,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the Company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Chong Kim, our sole officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Chong Kim, our sole officer and director.  The Company has no other full- or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without employment contracts, we may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, be forced to terminate its operations.

Our sole officer and director is involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Kim to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

The Company has yet to commence its planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated nominal revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICER AND DIRECTOR WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Chong Kim, our sole officer and director.  Mr. Kim does not have any experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacle.

Mr. Kim is involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Kim to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE SALES WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales, marketing or distribution capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective operations center.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain relationships with repeat customers on acceptable terms or acquire favorable long term leases of commercial property.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady cadre of clientele and to be able to anticipate the needs of that clientele on a timely basis or acquire favorable long term commercial leases.  Given that we are in the development stage, we may be unable to accurately anticipate the timely acquisition of a client base nor to be able to predict the extent of their requirements.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we terminate operations.

If the Company does not successfully launch and subsequently expand its proposed internet site, it may not be able to attract consumers or process their orders.  Consequently, our success will depend on our ability to develop, test and publish our proposed website.  This site is intended to play a vital role in our marketing, advertising and operational activities, without which our ability to generate brand awareness will be limited.  If we fail to publish and subsequently upgrade our web site in a timely manner, we may lose potential customers thus having a potentially severe, adverse effect on our operations.  Furthermore, if we fail to expand the computer systems that we will use to process customer orders and payments, we may not be able to successfully service customers.

IF OUR COMPUTER SYSTEMS AND INTERNATE INFRASTRUCTURE FAIL, WE WILL BE UNABLE TO CONDUCT OUR BUSINESS.

The performance of our computer hardware and the internet infrastructure created thereunder is critical to attract web viewers, new customers and commerce partners.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering, as well as normal, yet equally unpredictable equipment failures. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, resulting adversely on our operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.
USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement its business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	5.33	2,000	2.67
Accounting fees	2,000	10.00	2,000	5.33	2,000	2.67
Transfer agent fees	2,000	10.00	2,000	5.33	2,000	2.67
Total Offering Expenses	6,000	30.0	6,000	16.00	6,000	8.00

Net Proceeds from Offering	14,000	70.00	31,500	84.00	69,000	92.00

Use of Net Proceeds
Accounting fees	3,000	21.43	3,000	9.52	3,000	4.35
Legal and professional fees	5,000	35.71	5,000	15.87	5,000	7.25
Office equipment and furniture	1,000	7.14	2,000	6.35	2,000	2.90
Office supplies	1,000	7.14	1,000	3.18	1,000	1.45
Inventory	-	-	5,000	15.87	5,000	7.25
Sales and marketing	2,000	14.29	5,500	17.46	10,000	14.50
Working capital (1)	2,000	14.29	10,000	31.75	43,000	62.30

Total Use of Net Proceeds	14,000	70.00	31,500	84.00	69,000	92.00

Total Use of Proceeds	20,000	100.00	37,500	100.00	75,000	100.00
	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	5.33	2,000	2.67
Accounting fees	2,000	10.00	2,000	5.33	2,000	2.67
Transfer agent fees	2,000	10.00	2,000	5.33	2,000	2.67
Total Offering Expenses	6,000	30.0	6,000	16.00	6,000	8.00

Net Proceeds from Offering	14,000	70.00	31,500	84.00	69,000	92.00

Use of Net Proceeds
Accounting fees	3,000	21.43	3,000	9.52	3,000	4.35
Legal and professional fees	5,000	35.71	5,000	15.87	5,000	7.25
Office equipment and furniture	1,000	7.14	2,000	6.35	2,000	2.90
Office supplies	1,000	7.14	1,000	3.18	1,000	1.45
Inventory	-	-	5,000	15.87	5,000	7.25
Sales and marketing	2,000	14.29	5,500	17.46	10,000	14.50
Working capital (1)	2,000	14.29	10,000	31.75	43,000	62.30

Total Use of Net Proceeds	14,000	70.00	31,500	84.00	69,000	92.00

Total Use of Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Minimum
              50% of Maximum
Maximum
Application Of Proceeds
$
        % of total
$
        % of total
$
        % of total

Total Offering Proceeds
20,000
100.00
37,500
100.00
75,000
100.00

Offering Expenses

Legal and professional fees
2,000
10.00
2,000
5.33
2,000
2.67
Accounting fees
2,000
10.00
2,000
5.33
2,000
2.67
Transfer agent fees
2,000
10.00
2,000
5.33
2,000
2.67
Total Offering Expenses
6,000
30.0
6,000
16.00
6,000
8.00

Net Proceeds from Offering
14,000
70.00
31,500
84.00
69,000
92.00

Use of Net Proceeds

Accounting fees
3,000
21.43
3,000
9.52
3,000
4.35
Legal and professional fees
5,000
35.71
5,000
15.87
5,000
7.25
Office equipment and furniture
1,000
7.14
2,000
6.35
2,000
2.90
Office supplies
1,000
7.14
1,000
3.18
1,000
1.45
Inventory
-
-
5,000
15.87
5,000
7.25
Sales and marketing
2,000
14.29
5,500
17.46
10,000
14.50
Working capital (1)
               2,000
14.29
10,000
31.75
43,000
62.30

Total Use of Net Proceeds
14,000
70.00
31,500
84.00
69,000
92.00

Total Use of Proceeds
20,000
100.00
37,500
100.00
75,000
100.00

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	5.33	2,000	2.67
Accounting fees	2,000	10.00	2,000	5.33	2,000	2.67
Transfer agent fees	2,000	10.00	2,000	5.33	2,000	2.67
Total Offering Expenses	6,000	30.0	6,000	16.00	6,000	8.00

Net Proceeds from Offering	14,000	70.00	31,500	84.00	69,000	92.00

Use of Net Proceeds
Accounting fees	3,000	21.43	3,000	9.52	3,000	4.35
Legal and professional fees	5,000	35.71	5,000	15.87	5,000	7.25
Office equipment and furniture	1,000	7.14	2,000	6.35	2,000	2.90
Office supplies	1,000	7.14	1,000	3.18	1,000	1.45
Inventory	-	-	5,000	15.87	5,000	7.25
Sales and marketing	2,000	14.29	5,500	17.46	10,000	14.50
Working capital (1)	2,000	14.29	10,000	31.75	43,000	62.30

Total Use of Net Proceeds	14,000	70.00	31,500	84.00	69,000	92.00

Total Use of Proceeds	20,000	100.00	37,500	100.00	75,000	100.00
	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	5.33	2,000	2.67
Accounting fees	2,000	10.00	2,000	5.33	2,000	2.67
Transfer agent fees	2,000	10.00	2,000	5.33	2,000	2.67
Total Offering Expenses	6,000	30.0	6,000	16.00	6,000	8.00

Net Proceeds from Offering	14,000	70.00	31,500	84.00	69,000	92.00

Use of Net Proceeds
Accounting fees	3,000	21.43	3,000	9.52	3,000	4.35
Legal and professional fees	5,000	35.71	5,000	15.87	5,000	7.25
Office equipment and furniture	1,000	7.14	2,000	6.35	2,000	2.90
Office supplies	1,000	7.14	1,000	3.18	1,000	1.45
Inventory	-	-	5,000	15.87	5,000	7.25
Sales and marketing	2,000	14.29	5,500	17.46	10,000	14.50
Working capital (1)	2,000	14.29	10,000	31.75	43,000	62.30

Total Use of Net Proceeds	14,000	70.00	31,500	84.00	69,000	92.00

Total Use of Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Notes:

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, telephone services, overnight delivery services, additional professional fees and other general operating expenses.
DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $80,000 or $0.023 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.027 per share while our present stockholders will receive an increase of $0.020 per share in the net tangible book value of the shares they hold.  This will result in a 54.29% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0025	$0.0025

Book Value Per Share After the Offering	$0.01042	$0.02286

Net Increase to Original Shareholders	$0.00792	$0.02036

Decrease in Investment to New Shareholders	$0.03958	$0.02714

Dilution to New Shareholders (%)	79.17%	54.29%

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0025	$0.0025

Book Value Per Share After the Offering	$0.01042	$0.02286

Net Increase to Original Shareholders	$0.00792	$0.02036

Decrease in Investment to New Shareholders	$0.03958	$0.02714

Dilution to New Shareholders (%)	79.17%	54.29%

Minimum
Maximum

Offering
Offering

Offering Price Per Share
$0.05
$0.05

Book Value Per Share Before the Offering
$0.0025
$0.0025

Book Value Per Share After the Offering
$0.01042
$0.02286

Net Increase to Original Shareholders
$0.00792
$0.02036

Decrease in Investment to New Shareholders
$0.03958
$0.02714

Dilution to New Shareholders (%)
 79.17%
 54.29%

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0025	$0.0025

Book Value Per Share After the Offering	$0.01042	$0.02286

Net Increase to Original Shareholders	$0.00792	$0.02036

Decrease in Investment to New Shareholders	$0.03958	$0.02714

Dilution to New Shareholders (%)	79.17%	54.29%

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0025	$0.0025

Book Value Per Share After the Offering	$0.01042	$0.02286

Net Increase to Original Shareholders	$0.00792	$0.02036

Decrease in Investment to New Shareholders	$0.03958	$0.02714

Dilution to New Shareholders (%)	79.17%	54.29%

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Chong Kim, the sole officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Kim.  The intended methods of communication include, without limitation, telephone and personal contact.  In his endeavors to sell this offering, Mr. Kim does not intend to use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Kim will not receive commissions for any sales originated on our behalf.  We believe that Mr. Kim is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Kim:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation; and

2.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months;
                          and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within  this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security includedwithin one rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Randall Henderson, Esq. Trust Account fbo Marvin’s Place, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest will be paid to any shareholder.  All subscription agreements and checks are irrevocable.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Marvin’s Place, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires, whichever event first occurs.  Thereafter this agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,000.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of our knowledge, Chong Kim, our sole officer and director, has not been convicted in a criminal proceeding.

To the best of our knowledge, Chong Kim, our sole officer and director, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of our knowledge, Chong Kim, our sole officer and director, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

To the best of our knowledge, no officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Chong Kim (2)	39	President, Secretary, Treasurer and Director	Inception – Present
Name	Age	Position	Period of Service(1)

Chong Kim (2)	39	President, Secretary, Treasurer and Director	Inception – Present
Name
Age
Position
Period of Service(1)

Chong Kim (2)
39
President, Secretary,
Treasurer and Director
Inception – Present

Name	Age	Position	Period of Service(1)

Chong Kim (2)	39	President, Secretary, Treasurer and Director	Inception – Present
Name	Age	Position	Period of Service(1)

Chong Kim (2)	39	President, Secretary, Treasurer and Director	Inception – Present

Notes:

(1)  Our sole director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our sole officer was appointed by our sole director and will hold office until resignation or removal from office.

(2)  Chong Kim has outside interests and obligations other than Marvin’s Place, Inc.  We expect Mr. Kim to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Marvin’s Place, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Chong Kim – President, Treasurer, Secretary, and Director– Chong Kim is an industrious, experienced individual who has supervised and managed several retail businesses and has been the owner of a Mail Boxes, Etc. location for the past eight years.

Board Committees

Marvin’s Place, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors Marvin’s Place, Inc. is authorized to have is seven (7).  However, in no event may the

Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

SECURITY OWNERSHIP OF CERTAIN BENEFIACAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Chong Kim, President and Director	2,000,000	100%	57.14%

	All Directors and Officers as a group (1 person)	2,000,000	100%	57.14%
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Chong Kim, President and Director	2,000,000	100%	57.14%

	All Directors and Officers as a group (1 person)	2,000,000	100%	57.14%
Title Of Class
Name, Title and Address of Beneficial Owner of Shares(1)
Amount of Beneficial Ownership(2)
Percent of Class
Before Offering
After Offering(3)

Common
       Chong Kim, President and Director
2,000,000
100%
57.14%

       All Directors and Officers as a group (1 person)
      2,000,000
100%
57.14%

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Chong Kim, President and Director	2,000,000	100%	57.14%

	All Directors and Officers as a group (1 person)	2,000,000	100%	57.14%
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Chong Kim, President and Director	2,000,000	100%	57.14%

	All Directors and Officers as a group (1 person)	2,000,000	100%	57.14%

Footnotes

(1) The address of each executive officer and director is c/o Marvin’s Place, Inc., 13245 Sunnyslope Dr., Chino Hills, CA 91709

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 3,500,000.

DESCRIPTION OF SECURITIES

Marvin’s Place, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of Marvin’s Place, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;
3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely effect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Marvin’s Place, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, the Company has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Marvin’s Place, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Marvin’s Place, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Marvin’s Place, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Marvin’s Place, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL
None.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled "Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Marvin’s Place, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Marvin’s Place, Inc. was incorporated in the State of Nevada on April 11, 2007.

Please see the section, herein, titled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Marvin’s Place, Inc. (the “Company” or “Marvins”) was incorporated in the State of Nevada on April 11, 2007 under the same name. Since inception, Marvins has not generated any significant revenues.  Marvins has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Marvin’s Place, Inc. has yet to commence any significant planned strategic operations.  As of this date, Marvins has had only limited start-up operations and has not generated any significant revenues.  Marvins believes that if it obtains the minimum proceeds from this offering it will be able to initiate implementation of the business plan and conduct at least minimal business pursuant to the business plan for the next 12 months.

Marvin’s Place, Inc.’s administrative office is located at 13245 Sunnyslope Dr., Chino Hills, CA 91709.

Marvin’s Place, Inc.’s fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products, Services and Markets

Marvin’s Place, Inc. ("Marvins" or the "Company") was incorporated in the State of Nevada on April 11, 2007.

Marvin’s Place, Inc., a Nevada Corporation, is a development stage company with the principal business objective of becoming a premier franchisor of retail shipping, postal, courier and business service centers by providing a wide range of convenient, value-added business services to consumers, mobile and traveling professionals and the small office/home office market.

The Company was founded based on the need of individuals and companies to have dependable, consistent and professional business service centers where they can obtain a wide variety of benefits such as packaging, shipping, copy and print assistance, mailbox locations, email retrieval, delivery and messenger couriers and convenient office supplies.  It is our goal to become the most dependable, consistent and professional business service center available to the public.  We will recognize that each customer we will serve has different needs, requirements and concerns pertinent to their business.  Our primary customer service goal is to tailor specific solutions to suit each particular customer’s needs and concerns.

Company’s Products and Services

Marvin’s Place, Inc. has the principal business objective of becoming a premier franchisor of retail shipping, postal, courier and business service centers, with the intent of first creating a strong local and regional financial and business model as a basis from which to expand the company into national service centers located in major business centers, hotels and airports, where travelers can avoid long delays by shipping their baggage ahead.

❖
Packaging.  We expertly pack your items directly in the center and can custom crate your large or precious items.  We will also offer packaging supplies, moving supplies and local pick-ups for shipments of any size.  Some of the items we offer are:

1.	Envelopes
2.	Boxes
3.	Plastic air-bubble cushioning
4.	Packing peanuts
5.	Tape
6.	Labels
❖	Shipping. We ship everything from letters to pianos. We will offer a full range of shipping through local, national or international carriers.
❖
Copy and Print Services.  We offer a wide range of copy and print services, including color, black and white copies and digital printing; offset printing for business cards and brochures; binding laminating and other finishing services, as well as paper and office supplies.  We provide:

1.	Color and black and white copies
2.	Printing from disk
3.	Expedited shipping
4.	Document finishing, including binding, laminating, folding, padding, collating, cutting and drilling
5.	Digital printing
❖
Mailbox Services.  We offer mailboxes with real street addresses and 24-hour access to mail and package deliveries.  Additional services include mail forwarding, fax receiving and sending, and the ability to call in and check for your mail and packages.

❖	Notary Services. We offer a one-stop shop for notarizing important legal documents and can copy and send them wherever they need to go in a timely manner.
❖
Passport/ID Photos.  For traveling outside the United States, a customer can come into our location to have a passport photo taken.  Our photos meet all requirements for U.S. passports and most other photo identification cards.

❖	Rubber Stamps. We offer high-quality standard and custom stamps in a variety of sizes and styles, including self-inking models.
❖	Office and Mailing Supplies. We offer a variety of standard office, mailing and shipping supplies from the one-time small need to bulk supplies.

Company’s Future Products and Services

Once a strong business foundation has been built on a local and regional level, it is our intent to not only expand our service centers nationally, but also develop the breadth of services we will offer.  Some areas we will look into expanding our business services are:

1.	Promotional Products. We intend to offer to customers a broad range of promotional and trade show products they can order to promote greater business awareness.
2.	Photo Prints and Gifts. The customer can create personalized gifts for his family and friends using his own digital photos to customize one of an assortment of unique gift items.
3.
Personalized Photo Calendars.  The customer can create a personalized photo calendar, noting special event days, for family, friends, clients or employees, featuring his own photos, company logos and highlights.

4.
Signs and Graphics.  We intend to provide a wide range of affordable, expedient, custom-made signs, banners and posters to attract attention or communicate an idea or logo effectively.  Some forms include:

2.	Electronic neon signs
3.	Plastic signs
4.	Magnetic automobile signs
5.	Vinyl banners
6.	Posters
7.	Decals
❖	Moving Supplies. We intend to offer an assortment of general household moving supplies, including:
1.	Cardboard boxes of various sizes
2.	Crate kits
3.	Plastic air-bubble cushioning for general purposes and specialized priceless items like antique china
4.	Packing peanuts
5.	Rolls of tape and tape applicators
6.	Labels
7.	Portable storage containers
❖	Money Transfers. We intend to offer customers the ability to transfer and wire money world wide.
❖	E Mail Retrieval. We will offer to our customers and ability to log in, perform internet research and send/receive email.

❖
Air Cargo and Freight Forwarding.  We intend to have the capability to take heavy weight cargo from the customer’s door to virtually any market in the world.  It is our goal to arrange all the details, including customs clearance and final delivery.

❖
Publications Distribution.  It is our goal to be the primary logistics outsource resource for many of the world’s premier publishers, distributors and printers, moving all types of publications to national and international subscribers on all continents.

❖
Customs Brokerage.  Our courier and freight services will include standard customs clearance at the overseas port of entry.  This package will include the advancement of any duties or taxes to be paid overseas as long as pre-arranged.

❖	Mail Order Catalog Distribution. We foresee taking mail order catalogs from the printers and distributing them on behalf of the catalog company.
❖
Merchandise Delivery.  Going hand-in-hand with our catalog distribution system, we will offer to the catalog company and others in need of such services, an expedited merchandise delivery system thereby eliminating the substantial costs they incur for maintaining in-house employees, warehousing space, packing expenses and distribution costs.

❖
Special Courier Service.  Occasionally there is a need for a secure, low-profile, extremely precautionary delivery means for trade secrets, trade information and other highly classified documents, prototypes, materials, etc.  It is our intent to provide this exclusive service on a limited basis to selective clients.

❖
Medical Transport.  Once we establish specific rules, regulations and guidelines for handling medical material, our intent is to create a special medical transport unit specializing in standard and time-sensitive transportation of medical materials, whether they are frozen, refrigerated or room temperature.

Product Availability

Marvin’s Place, Inc. does not foresee the need to have any products manufactured.

Intellectual Properties

Marvin’s Place, Inc. does not foresee the need to protect any intellectual properties.

Marketing Activities

The business service center industry is abound with competition, mainly on the local level.  However, few offer the complete service we intend to provide once our strategic business plan is implemented.  Our intent is to not only emphasize our competitors similarities, but to stress our differences—namely our intent to provide a broader range of products and services for our clientele.  We first intend to develop a comprehensive, multi-layered internet presence followed by an extensive media campaign in our initial area of operations.  We also plan to attend trade shows and conventions to further expand our presence.  As we form a strong local foundation, we intend to expand into other geographical areas by means of direct competition, strategic mergers and beneficial acquisitions.

Some businesses we intend to initially target for marketing purposes are architects, engineers, escrow companies, financial institutions, legal firms, mortgage companies, title companies.

Distribution Methods of the Products and/or Services

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence.  Additionally, we plan on identifying key-individuals and/or companies that may be instrumental in assisting us in making our services known to potential clients.

As resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Industry Background and Competitive Business Conditions

This service industry is replete with competition at all levels of size, experience and expertise, from the Mom-and-Pop sole proprietorship to the sophisticated entrenched corporations like Kinkos.  By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, Marvin’s Place, Inc. can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business.  Additionally, Marvins will spend considerable efforts to develop business, corporate and government relationships with potential customers that have need of the type of services offered by Marvin’s Place, Inc.

The Company has not obtained nor commissioned any market research by independent and qualified professionals indicating that demand exists for the type of services contemplated by the Company, although the extent to which similar companies advertise speaks for the need of such basic services.  We, of course, intend to provide and promote an array of services not provided, nor to our knowledge, contemplated by our potential competitors. The Company has no access to information as to the number of businesses providing products similar to those contemplated by the Company.

Regulatory Framework for the Industry

The Company is not aware of any regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations (locally, nationally and internationally) that may apply, including, but not limited to local business licenses and customs regulations.  However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise or as best we can forecast their arrival.

Number of Total Employees and Number of Full Time Employees

Marvin’s Place, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations, protocols and perform or supervise the minimal services required at this time.  Marvins believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees.  Mr. Chong's responsibilities are mainly administrative at this time, as Marvin’s operations are minimal.

REPORTS TO SECURITY HOLDERS

1. After this offering, the Company will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.  After this offering, the Company will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Marvin’s Place, Inc. was incorporated on April 11, 2007.  As of the date of this document, we have generated minimal revenues and substantial expenses.  This resulted in a net loss of since inception, which is attributable to general and administrative expenses.

Since incorporation, we have financed our operations through minimal initial capitalization and nominal business activity.

To date we have not implemented fully planned principal operations.  Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Marvin’s Place, Inc.’s management does not expect to conduct any research and development.

Marvin’s Place, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director appears sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

We have no current plans to seek a business combination with another entity.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We use a corporate office located at 13245 Sunnyslope Dr., Chino Hills, CA.  Office space, utilities and storage are currently being provided free of charge at the present time.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about April 11, 2007, Chong Kim, the sole officer, director and employee, paid for expenses involved with the incorporation of Marvin’s Place, Inc. with personal funds and performed services on behalf of Marvin’s Place, Inc., in exchange for 2,000,000 shares of common stock, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Chong Kim was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Marvin’s Place, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Marvin’s Place, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Marvin’s Place, Inc.;

2. There are currently 2,000,000 shares of our common stock held by its sole officer and director and an affiliated entity that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Marvin’s Place, Inc. has 2,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Chong Kim	2007	-	-	-	-	-	-	-
sole Officer and Director

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Chong Kim	2007	-	-	-	-	-	-	-
sole Officer and Director

Summary Compensation Table

Annual Compensation

Long-Term Compensation
Name and
Principal Position
Year
Salary ($)
Bonus ($)
Other Annual Compensation ($)
Restricted Stock Awards ($)
Securities Underlying Options (#)
LTIP Payouts ($)
All Other Compensation ($)

Chong Kim
2007
-
-
-
-
-
-
-
sole Officer and Director

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Chong Kim	2007	-	-	-	-	-	-	-
sole Officer and Director

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Chong Kim	2007	-	-	-	-	-	-	-
sole Officer and Director

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Marvin’s Place, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Marvin’s Place, Inc.’s incorporation on April 11, 2007, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Marvin’s Place, Inc. currently does not have existing or proposed option or SAR grants.

FINANACAL STATEMENTS

a)	Audited Financial Statements for the period ended April 30, 2007

MARVIN’S PLACE, INC.
AUDIT REPORT &
FINANCIAL STATEMENTS
April 30, 2007

Statement of Cash Flows………………………………………………..   7

Notes to the Financial Statements……………………………………....   8

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Marvin’s Place, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Marvin’s Place, Inc. (A development Stage Company) as of April 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows from inception April 4, 2007 through April 30, 2007, and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a best basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marvin’s Place, Inc. (A Development State Company) as of April 10, 2007 and the results of its operations, and its cash flows from inception April 4, 2007 through April 30, 2007, and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of revenue and significant losses as of April 30, 2007 raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
[Missing Graphic Reference]
Arshad M. Farooq
Pomona, CA
May 22nd, 2007

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of 4/30/2007

			Increase
ASSETS			Decrease

Current Assets

Cash	$2,000		$2,000

Total Current Assets	$2,000	$0	2,000

TOTAL ASSETS	$2,000	$0	$2,000

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities

Accounts payable			-
Other accrued liabilities

Total Current Liabilities	$0	$0	$0

STOCKHOLDERS EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding

Common stock: $0.001 par value, 70,000,000 shares	2,000		2,000
authorized; 2,000,000 shares issued and outstanding			-

Additional paid-in capital	3,000		3,000

Accumulated deficit:	(3,000)

TOTAL STOCKHOLDERS EQUITY	2,000	-	5,000

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,000	$0	$5,000

Difference	-
MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of 4/30/2007

			Increase
ASSETS			Decrease

Current Assets

Cash	$2,000		$2,000

Total Current Assets	$2,000	$0	2,000

TOTAL ASSETS	$2,000	$0	$2,000

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities

Accounts payable			-
Other accrued liabilities

Total Current Liabilities	$0	$0	$0

STOCKHOLDERS EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding

Common stock: $0.001 par value, 70,000,000 shares	2,000		2,000
authorized; 2,000,000 shares issued and outstanding			-

Additional paid-in capital	3,000		3,000

Accumulated deficit:	(3,000)

TOTAL STOCKHOLDERS EQUITY	2,000	-	5,000

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,000	$0	$5,000

Difference	-
MARVIN’S PLACE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

As of 4/30/2007

 Increase
ASSETS

 Decrease

Current Assets

Cash
$2,000

$2,000

Total Current Assets
$2,000

$0

          2,000

                                   TOTAL ASSETS
$2,000

$0

$2,000

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities

Accounts payable

               -
Other accrued liabilities

Total Current Liabilities
$0

$0

$0

STOCKHOLDERS EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares

authorized: no shares issued and outstanding

Common stock: $0.001 par value, 70,000,000 shares
2,000

          2,000
authorized; 2,000,000 shares issued and outstanding

               -

Additional paid-in  capital
3,000

          3,000

Accumulated deficit:
(3,000)

TOTAL STOCKHOLDERS EQUITY
                   2,000

             -

          5,000

 TOTAL LIABILITIES & STOCKHOLDER'S EQUITY
$2,000

$0

$5,000

Difference
                        -

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of 4/30/2007

			Increase
ASSETS			Decrease

Current Assets

Cash	$2,000		$2,000

Total Current Assets	$2,000	$0	2,000

TOTAL ASSETS	$2,000	$0	$2,000

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities

Accounts payable			-
Other accrued liabilities

Total Current Liabilities	$0	$0	$0

STOCKHOLDERS EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding

Common stock: $0.001 par value, 70,000,000 shares	2,000		2,000
authorized; 2,000,000 shares issued and outstanding			-

Additional paid-in capital	3,000		3,000

Accumulated deficit:	(3,000)

TOTAL STOCKHOLDERS EQUITY	2,000	-	5,000

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,000	$0	$5,000

Difference	-
MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of 4/30/2007

			Increase
ASSETS			Decrease

Current Assets

Cash	$2,000		$2,000

Total Current Assets	$2,000	$0	2,000

TOTAL ASSETS	$2,000	$0	$2,000

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities

Accounts payable			-
Other accrued liabilities

Total Current Liabilities	$0	$0	$0

STOCKHOLDERS EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding

Common stock: $0.001 par value, 70,000,000 shares	2,000		2,000
authorized; 2,000,000 shares issued and outstanding			-

Additional paid-in capital	3,000		3,000

Accumulated deficit:	(3,000)

TOTAL STOCKHOLDERS EQUITY	2,000	-	5,000

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,000	$0	$5,000

Difference	-

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

REVENUES:		$-

EXPENSES:
General & Administrative	(3,000)	(3,000)

TOTAL EXPENSES	($3,000)	($3,000)

Income (Loss) before income taxes	(3,000)	(3,000)

Provision for income taxes	-	-

NET INCOME (LOSS)	($3,000)	($3,000)

Basic and diluted loss per share	($0.00)

Weighted average common
shares outstanding	2,000,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

REVENUES:		$-

EXPENSES:
General & Administrative	(3,000)	(3,000)

TOTAL EXPENSES	($3,000)	($3,000)

Income (Loss) before income taxes	(3,000)	(3,000)

Provision for income taxes	-	-

NET INCOME (LOSS)	($3,000)	($3,000)

Basic and diluted loss per share	($0.00)

Weighted average common
shares outstanding	2,000,000

MARVIN’S PLACE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

Inception

Period Ended

11-Apr-07

April 30,

through

2007

30-Apr-07

REVENUES:

 $-

EXPENSES:

General & Administrative
(3,000)

        (3,000)

TOTAL EXPENSES
($3,000)

($3,000)

Income (Loss) before income taxes
                  (3,000)

        (3,000)

Provision for income taxes
  -

  -

NET INCOME (LOSS)
($3,000)

($3,000)

Basic and diluted loss per share
($0.00)

Weighted average common

shares outstanding
2,000,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

REVENUES:		$-

EXPENSES:
General & Administrative	(3,000)	(3,000)

TOTAL EXPENSES	($3,000)	($3,000)

Income (Loss) before income taxes	(3,000)	(3,000)

Provision for income taxes	-	-

NET INCOME (LOSS)	($3,000)	($3,000)

Basic and diluted loss per share	($0.00)

Weighted average common
shares outstanding	2,000,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

REVENUES:		$-

EXPENSES:
General & Administrative	(3,000)	(3,000)

TOTAL EXPENSES	($3,000)	($3,000)

Income (Loss) before income taxes	(3,000)	(3,000)

Provision for income taxes	-	-

NET INCOME (LOSS)	($3,000)	($3,000)

Basic and diluted loss per share	($0.00)

Weighted average common
shares outstanding	2,000,000

MARVIN’S PLACE, INC.
(A development Stage Company)
Statements of Stockholder's Equity
April 30, 2007

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total

BALANCE April 11, 2007	$ -	$0	$ -	$ -	$0

Sale of common stock	2,000,000	2,000	3,000	-	5,000
Net (loss) for the Period
ended April 30, 2007	-	-	-	(3,000)	(3,000)

BALANCE April 30, 2007	2,000,000	$2,000	$3,000	($3,000)	$2,000

MARVIN’S PLACE, INC.
(A development Stage Company)
Statements of Stockholder's Equity
April 30, 2007

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total

BALANCE April 11, 2007	$ -	$0	$ -	$ -	$0

Sale of common stock	2,000,000	2,000	3,000	-	5,000
Net (loss) for the Period
ended April 30, 2007	-	-	-	(3,000)	(3,000)

BALANCE April 30, 2007	2,000,000	$2,000	$3,000	($3,000)	$2,000

MARVIN’S PLACE, INC.
(A development Stage Company)
Statements of Stockholder's Equity
April 30, 2007

Additional

Common Stock

Paid-In

Accumulated

Shares

Par Value

Capital

Deficit

Total

                    BALANCE
                     April 11, 2007

 $                -

$0

 $                 -

 $                -

$0

             Sale of common stock

      2,000,000

          2,000

             3,000

                 -

          5,000
          Net (loss) for the Period

          ended April 30, 2007

                 -

               -

                  -

(3,000)

         (3,000)

              BALANCE
                  April 30, 2007

2,000,000

$2,000

$3,000

($3,000)

$2,000

MARVIN’S PLACE, INC.
(A development Stage Company)
Statements of Stockholder's Equity
April 30, 2007

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total

BALANCE April 11, 2007	$ -	$0	$ -	$ -	$0

Sale of common stock	2,000,000	2,000	3,000	-	5,000
Net (loss) for the Period
ended April 30, 2007	-	-	-	(3,000)	(3,000)

BALANCE April 30, 2007	2,000,000	$2,000	$3,000	($3,000)	$2,000

MARVIN’S PLACE, INC.
(A development Stage Company)
Statements of Stockholder's Equity
April 30, 2007

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total

BALANCE April 11, 2007	$ -	$0	$ -	$ -	$0

Sale of common stock	2,000,000	2,000	3,000	-	5,000
Net (loss) for the Period
ended April 30, 2007	-	-	-	(3,000)	(3,000)

BALANCE April 30, 2007	2,000,000	$2,000	$3,000	($3,000)	$2,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
CASH FLOW STATEMENT
		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

Cash flows from operating activities:
Net loss	($3,000)	($3,000)

Adjustments to reconcile net loss to net
cash used in operating activities:

Changes in current assets and liabilities:
Receivables		-
Payables	-	-
Other		-

Net cash (used in) operating activities	(3,000)	(3,000)

Cash flows from investing activities:

Net cash provided by investing activities	-	-

Cash flows from financing activities:
Sale of common stock	2,000	2,000
Additional Paid In Capital	3,000	3,000

Net cash provided by financing activities	5,000	5,000

Net increase (decrease) in cash and equivalents	2,000	2,000
Cash and equivalents at beginning of period	-

Cash and equivalents at end of period	$2,000	$2,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
CASH FLOW STATEMENT
		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

Cash flows from operating activities:
Net loss	($3,000)	($3,000)

Adjustments to reconcile net loss to net
cash used in operating activities:

Changes in current assets and liabilities:
Receivables		-
Payables	-	-
Other		-

Net cash (used in) operating activities	(3,000)	(3,000)

Cash flows from investing activities:

Net cash provided by investing activities	-	-

Cash flows from financing activities:
Sale of common stock	2,000	2,000
Additional Paid In Capital	3,000	3,000

Net cash provided by financing activities	5,000	5,000

Net increase (decrease) in cash and equivalents	2,000	2,000
Cash and equivalents at beginning of period	-

Cash and equivalents at end of period	$2,000	$2,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
CASH FLOW STATEMENT

Inception

Period Ended

11-Apr-07

April 30,

through

2007

30-Apr-07

Cash flows from operating activities:

Net loss
($3,000)

($3,000)

Adjustments to reconcile net loss to net

cash used in operating activities:

Changes in current assets and liabilities:

Receivables

                                -

Payables
                 -

                                -

Other

                                -

Net cash (used in) operating activities
           (3,000)

                          (3,000)

Cash flows from investing activities:

Net cash provided by investing activities
                 -

                                -

Cash flows from financing activities:

Sale of common stock
            2,000

                           2,000

Additional Paid In Capital
            3,000

                           3,000

Net cash provided by financing activities
            5,000

                           5,000

Net increase (decrease) in cash and equivalents
            2,000

                           2,000

Cash and equivalents at beginning of period
                 -

Cash and equivalents at end of period
$2,000

$2,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
CASH FLOW STATEMENT
		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

Cash flows from operating activities:
Net loss	($3,000)	($3,000)

Adjustments to reconcile net loss to net
cash used in operating activities:

Changes in current assets and liabilities:
Receivables		-
Payables	-	-
Other		-

Net cash (used in) operating activities	(3,000)	(3,000)

Cash flows from investing activities:

Net cash provided by investing activities	-	-

Cash flows from financing activities:
Sale of common stock	2,000	2,000
Additional Paid In Capital	3,000	3,000

Net cash provided by financing activities	5,000	5,000

Net increase (decrease) in cash and equivalents	2,000	2,000
Cash and equivalents at beginning of period	-

Cash and equivalents at end of period	$2,000	$2,000

MARVIN’S PLACE, INC.
(A DEVELOPMENT STAGE COMPANY)
CASH FLOW STATEMENT
		Inception
	Period Ended	11-Apr-07
	April 30,	through
	2007	30-Apr-07

Cash flows from operating activities:
Net loss	($3,000)	($3,000)

Adjustments to reconcile net loss to net
cash used in operating activities:

Changes in current assets and liabilities:
Receivables		-
Payables	-	-
Other		-

Net cash (used in) operating activities	(3,000)	(3,000)

Cash flows from investing activities:

Net cash provided by investing activities	-	-

Cash flows from financing activities:
Sale of common stock	2,000	2,000
Additional Paid In Capital	3,000	3,000

Net cash provided by financing activities	5,000	5,000

Net increase (decrease) in cash and equivalents	2,000	2,000
Cash and equivalents at beginning of period	-

Cash and equivalents at end of period	$2,000	$2,000

Marvin’s Place, Inc.
(A development State Company)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007

Note 1 – Nature of Organization

a.	Organization & Business Activities

The Company was incorporated under the laws of the State of Nevada on April 11, 2007 to provide massage and aromatic therapy. The Company has not  realized significant revenues to date and therefore is classified as a development state company.

b.	Depreciation

The cost of property and equipment will be depreciated over the estimated useful life of 4 to 7 years.
Depreciated is computed using the straight-line method when assets are placed in service.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected December 31st year-end.

d.	Cash & Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues & expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided, and collection is reasonably assured.

g.	Organization Costs

The Company has expensed the costs of its incorporation.

h.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At April 30, 2007, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Loss Per Share

The computation of the basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on April 11, 2007
      Through April 30, 2007       .

Loss (Numerator)                                                                                       $                         3,000    .
Shares (Denominator)                                                                                                    2,000,000    .
Per share amount                                                                                         $                        00.00   .

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets, and liabilities, and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of the management, it is more likely than not that some portion, or all of the deferred tax assets will be realized. Deferred tax assets, and liabilities are adjusted for the effects of changes in tax laws and rates.

Net deferred tax assets consist of the following components as of April 30, 2007:

                                                                                                                                                        2007    .

Deferred tax assets

   NOL Carryover                                                                                                                          $450.00

Deferred tax liabilities                                                                                                                      -0-

Valuation allowance                                                                                                                      (450.00)

Net deferred tax assets                                                                                                                      -0-     .

The income tax provision differs from the amount of income tax determined by applying the U.S. federal, and state income tax rates of 15% to pretax income from continuing operations for the period ended April 30, 2007.

At April 30, 2007, the Company had net operating loss carry forwards of approximately $3,000.00. That may be offset against future taxable income through 2027. No tax benefit has been reported in the April 30, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carry forwards for  Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets, and liquidation of liabilities in the normal course of business. The Company has had no income, and generated significant losses from operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Stock Offering

The Company concluded an initial public offering in the near future.

Note 4 – New Accounting Pronouncements

During the period ending April 30, 2007, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities & Equity.

SFAS No. 151, Inventory Costs
SFAS No. 152, Accounting for Real Estate

SFAS No. 153, Exchange of Non-monetary Assets
SFAS No. 154, Accounting Changes and Error Correction
SFAS No. 123(R), Share Based Payments

In addition, during the period ending April 30, 2007, FASB Interpretations No. 45 and No. 46, along with various Emerging Issues Task Force Consensuses (EITF) were issued, and adopted by the Company, and had no impact on its financial statements. These newly issued accounting pronouncements had no effect on the Company’s current financial statements, and did not impact the Company.

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in registration statement on Form SB-2 of Marvin’s Place, Inc., of my report dated May 21st 2007 on my audit of the financial statements of Marvin’s Place, Inc., as of April 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

[Missing Graphic Reference]
Arshad M. Farooq
Pomona, CA
May 22nd., 2007

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Marvin’s Place, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Marvins indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, AC shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Marvin’s Place, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Marvin’s Place, Inc. or is or was serving at the request of Marvin’s Place, Inc. as a director, officer, employee or agent of Marvin’s Place, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Marvin’s Place, Inc.. Marvin’s Place, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Marvin’s Place, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. We have agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,000
Accounting Fees	$2,000
Transfer agent fees	$2,000

Total	$6,000

Legal and Professional Fees	$2,000
Accounting Fees	$2,000
Transfer agent fees	$2,000

Total	$6,000

Legal and Professional Fees
$
2,000
Accounting Fees
$
2,000
Transfer agent fees
$
2,000

Total
$
6,000

Legal and Professional Fees	$2,000
Accounting Fees	$2,000
Transfer agent fees	$2,000

Total	$6,000

Legal and Professional Fees	$2,000
Accounting Fees	$2,000
Transfer agent fees	$2,000

Total	$6,000

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Marvin’s Place, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1. On April 11, 2007, Chong Kim, our sole officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $5,000, in exchange for 2,000,000 shares of common stock of the Company, par value $0.001 per share.

At the time of the issuance, Mr. Kim was in possession of all available material information about us, as he is the sole AC officer and director.  On the basis of these facts, Marvin’s Place, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Marvins believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Kim is an executive officer of Marvins and thus had fair access to all material information about Marvins before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Mr. Kim were at a par price per share of $0.001.  The price of the common shares issued to Mr. Kim were arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, Marvins was recently formed or in the process of being formed and possessed no assets.

INDEX OF EXHIBITS

       Exhibit No.                                           Name/Identification of Exhibit

3                      Articles of Incorporation & Bylaws

a)	Articles of Incorporation filed on April 11, 2007
b)	Bylaws adopted on April 11, 2007

5                      Opinion on Legality

a)    Opinion of Randall Henderson, Esq.

23                      Consent of Experts

a)	Consent of Randall Henderson, Esq.
b)	Consent of accountant

99                      Additional Exhibits

a)	Escrow Agreement
b)	Subscription Agreement

UNDERTAKINGS

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we are including the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chino Hills, State of California on June 28, 2007.

Marvin’s Place, Inc.
(Registrant)

By: /s/ Chong Kim
Chong Kim
President

Marvin’s Place, Inc.
(Registrant)

By: /s/ Chong Kim
Chong Kim
President

Marvin’s Place, Inc.
(Registrant)

By: /s/ Chong Kim
Chong Kim
President

Marvin’s Place, Inc.
(Registrant)

By: /s/ Chong Kim
Chong Kim
President

Marvin’s Place, Inc.
(Registrant)

By: /s/ Chong Kim
Chong Kim
President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Chong Kim	President, CEO and Sole Director	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Financial Officer	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Accounting Officer	June 28, 2007
Chong Kim

Signature	Title	Date

/s/ Chong Kim	President, CEO and Sole Director	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Financial Officer	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Accounting Officer	June 28, 2007
Chong Kim

Signature
Title
Date

/s/ Chong Kim
President, CEO and Sole Director
June 28, 2007
Chong Kim

/s/ Chong Kim
Chief Financial Officer
June 28, 2007
Chong Kim

/s/ Chong Kim
Chief Accounting Officer
June 28, 2007
Chong Kim

Signature	Title	Date

/s/ Chong Kim	President, CEO and Sole Director	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Financial Officer	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Accounting Officer	June 28, 2007
Chong Kim

Signature	Title	Date

/s/ Chong Kim	President, CEO and Sole Director	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Financial Officer	June 28, 2007
Chong Kim

/s/ Chong Kim	Chief Accounting Officer	June 28, 2007
Chong Kim

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.